Exhibit 10.36
YOUNAN PROPERTIES, INC.,
YOUNAN PROPERTIES, L.P.
LTIP UNITS AGREEMENT
                THIS LTIP UNITS AGREEMENT (this “Agreement”) is made and entered into as of __________, 2010 (the “Grant Date”), by and between Younan Properties, L.P., a Maryland limited partnership (the “Partnership”), and ______________________ (“Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan or the Partnership Agreement (each as defined below), as applicable.
     WHEREAS, Younan Properties, Inc. (the “Company”) and the Partnership maintain the Younan Properties, Inc. and Younan Properties, L.P. 2010 Incentive Award Plan (the “Plan”);
     WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
     WHEREAS, Section 9.7 of the Plan provides for the issuance of LTIP Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a Partner or in anticipation of Participant becoming a Partner;
     WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue to the Award (as defined below) as an inducement to enter into or remain in the service of the Company, the Partnership or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof; and
               THE PARTIES HERETO AGREE AS FOLLOWS:
                1. Issuance of Award. In consideration of Participant’s agreement to provide services to or for the benefit of the Partnership, effective as of the Grant Date, the Partnership hereby (a) issues to Participant an Award which represents ______ LTIP Units of the Partnership (the “Award”), and (b) if not already a Partner, admits Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Amended and Restated Agreement of Limited Partnership of Younan Properties, L.P. (the “Partnership Agreement”). The Partnership and Participant acknowledge and agree that the LTIP Units are hereby issued to Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of Participant becoming a Partner. Upon receipt of the Award, Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, Participant shall execute the Partnership Agreement or a counterpart signature page thereto. Participant acknowledges that the Partnership from time to time may issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement.

                2. Vesting.
                     2.1 Vesting. Subject to Participant’s continued status as a Service Provider (as defined below) on the applicable vesting date and Section 2.5 below, the Award shall vest on a cumulative basis as follows:
                          (a) 20% of the LTIP Units subject to the Award shall vest as of the first anniversary of the date of the closing of the Company’s initial public offering (the “IPO Date”) if the Company achieves a simple annual TSR (as defined below) with respect to the one-year period beginning on the IPO Date and ending on the first anniversary of the IPO Date (the “First Performance Period”) that equals or exceeds the TSR Hurdle (as defined below);
                          (b) 20% of the LTIP Units subject to the Award shall vest as of the second anniversary of the IPO Date if the Company achieves a simple annual TSR with respect to the one-year period beginning on the first anniversary of the IPO Date and ending on the second anniversary of the IPO Date (the “Second Performance Period”) that equals or exceeds the TSR Hurdle;
                          (c) 20% of the LTIP Units subject to the Award shall vest as of the third anniversary of the IPO Date if the Company achieves a simple annual TSR with respect to the one-year period beginning on the second anniversary of the IPO Date and ending on the third anniversary of the IPO Date (the “Third Performance Period”) that equals or exceeds the TSR Hurdle;
                          (d) 20% of the LTIP Units subject to the Award shall vest as of the fourth anniversary of the IPO Date if the Company achieves a simple annual TSR with respect to the one-year period beginning on the third anniversary of the IPO Date and ending on the fourth anniversary of the IPO Date (the “Fourth Performance Period”) that equals or exceeds the TSR Hurdle; and
                          (e) 20% of the LTIP Units subject to the Award shall vest as of the fifth anniversary of the IPO Date if the Company achieves a simple annual TSR with respect to the one-year period beginning on the fourth anniversary of the IPO Date and ending on the fifth anniversary of the IPO Date (the “Fifth Performance Period”) that equals or exceeds the TSR Hurdle.
Notwithstanding the foregoing, subject to Participant’s continued status as a Service Provider on the fourth anniversary of the IPO Date and Section 2.5 below, the Award shall vest in full with respect to 100% of the LTIP Units as of the fourth anniversary of the IPO Date in the event the Company achieves a cumulative simple TSR over the four-year period beginning on the IPO Date and ending on the fourth anniversary of the IPO Date that equals or exceeds 40%.
                     2.2 Catch-Up Vesting. Subject to Participant’s continued status as a Service Provider on the vesting date and Section 2.5 below, any LTIP Units that fail to vest as of a Measurement Date(s) with respect to a Performance Period(s) as a result of the TSR Hurdle for such Performance Period(s) not being achieved shall be eligible to vest at the end of the next Performance Period and the end of subsequent Performance Periods, and shall vest as of the next or subsequent applicable Measurement Date if the Company achieves a simple annual TSR for the period beginning on the first day of the Performance Period with respect to which such LTIP Units were initially eligible to vest and ending on the Measurement Date of such subsequent Performance Period(s) (such period, a “Catch-Up Performance Period”) that equals or exceeds the TSR Hurdle.
                EXAMPLE: Solely for purposes of illustration, LTIP Units that fail to vest on the first anniversary of the IPO Date as a result of the Company not achieving the TSR Hurdle for the First Performance Period shall be eligible to vest on the second anniversary and subsequent anniversaries of the IPO Date based on the simple annual TSR for the Catch-Up Performance Period. The Catch-Up Performance Period(s) with respect to such LTIP Units shall begin on the IPO Date and end on the Measurement Date of the applicable subsequent Performance Period.
                     2.3 Change in Control. Notwithstanding the foregoing, in the event that (i) a Change in Control occurs prior to the fifth anniversary of the IPO Date and Participant continues to be a Service Provider until the Change in Control Date, and (ii) the Company achieves a simple annual TSR with respect to the period commencing on the IPO Date and ending on the Change in Control Date (the “Change in Control Performance Period”) that equals or exceeds the TSR Hurdle, the Award shall vest in full as of the Change in Control Date with respect to 100% of the LTIP Units.
                     2.4 Failure to Achieve TSR Hurdle. Any portion of the Award and LTIP Units which has not vested as of the fifth anniversary of the Grant Date (or the Change in Control Date, if earlier) as a result of the relevant TSR Hurdle not being achieved (and the proportionate amount of Participant’s Capital Account balance attributable to such LTIP Units) shall automatically and without further action be cancelled and forfeited as of such date, and Participant shall have no further right or interest in or with respect to such portion of the Award or LTIP Units (or such proportionate amount of Participant’s Capital Account balance).
                     2.5 Termination of Service. Notwithstanding the foregoing, in the event that Participant incurs a Termination of Service for any reason, the Award and all LTIP Units, to the extent not vested as of Participant’s Termination of Service or in connection with such Termination of Service (and the proportionate amount of Participant’s Capital Account balance attributable to such LTIP Units), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such unvested LTIP Units (or such proportionate amount of Participant’s Capital Account balance). No portion of the Award which is unvested as of Participant’s Termination of Service shall thereafter become vested. The Company and Participant acknowledge that the Award may be subject to accelerated vesting in the event of a Termination of Service under certain circumstances in accordance with Participant’s employment agreement with the Company, dated as of _________, 2010.
                     2.6 Definitions.
                          (a) “Change in Control Date” means the date on which a Change in Control occurs.

                          (b) “Measurement Date” means the first, second, third, fourth or fifth anniversary of the Grant Date, as applicable.
                          (c) “Performance Period” means the First Performance Period, Second Performance Period, Third Performance Period, Fourth Performance Period, Fifth Performance Period, Catch-Up Performance Period or Change in Control Performance Period, as applicable.
                          (d) “Service Provider” means an Employee, Consultant or member of the Board. For purposes of this Agreement, in the event that the Participant is both an Employee and a member of the Board, the Participant shall not cease to be a Service Provider unless and until his or her status as both an Employee and Board member has terminated.
                          (e) “TSR” means the Company’s total shareholder return for the applicable Performance Period calculated in accordance with the total shareholder return calculation methodology used in the MSCI US REIT Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Common Stock); provided, however, that (i) except as set forth in clauses (ii) and (iii) below, for purposes of calculating the Company’s TSR for any Performance Period, the initial share price and the final share price, as applicable, as of any given date shall be equal to the Fair Market Value (as defined in the Plan) as of such date, (ii) for purposes of calculating the Company’s TSR for any Performance Period that commences with the IPO Date, the initial share price shall be equal to the initial public offering price of a share of Common Stock, (iii) for purposes of calculating the Company’s TSR for the Change in Control Performance Period, the final share price shall be equal to the price per share of Common Stock paid by the acquiror in the Change in Control transaction, and (iv) in the event of a Change in Control, the Measurement Date with respect to the Change in Control Performance Period shall be the Change in Control Date.
                          (f) “TSR Hurdle” means, with respect to any Performance Period, a simple annual TSR equal to the lesser of (i) 8% or (ii) the simple annual TSR of the MSCI US REIT Index (or any successor index thereto) for the applicable Performance Period; provided that in no event shall the TSR Hurdle be achieved if the Company’s simple annual TSR for the applicable Performance Period is less than 5%.
                3. Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Award and the LTIP Units (including, without limitation, determinations, interpretations and assumptions with respect to TSR and the TSR Hurdle) shall be made by the Administrator. In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith and absent manifest error shall be final and binding upon Participant, the Company and all other interested persons. In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculating the TSR and/or the TSR Hurdle, as necessary or desirable to account for events which, in the discretion of the Administrator, are not considered indicative of Company performance, such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Award and the LTIP Units or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award.
                4. Restrictions on Awards.
                     4.1 Transfer Restrictions.
                          (a) Notwithstanding Section 2 above, Participant shall not, without the consent of the Partnership (which the Partnership may give or withhold in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any LTIP Units (or any securities into which such LTIP Units are converted or exchanged) prior to the first anniversary of the date on which such LTIP Units vest (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of LTIP Units to the Partnership or the Company or to any Transfer by will or pursuant to the laws of descent and distribution.
                          (b) The Award and the LTIP Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, LTIP Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award or the LTIP Units shall take such Award and LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.
                     4.2 Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested LTIP Units, the proportionate amount of Participant’s Capital Account balance attributable to the LTIP Units, or to effectuate the transfer or surrender of such unvested LTIP Units and Capital Account balance to the Partnership.
                5. Representations, Warranties, Covenants, and Acknowledgments of Participant. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse, if applicable, that:
                     5.1 Investment. Participant is holding the Award for Participant’s own account, and not for the account of any other Person. Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

                     5.2 Relation to Partnership. Participant is presently an employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
                     5.3 Access to Information. Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
                     5.4 Registration. Participant understands that the LTIP Units have not been registered under the Securities Act and the LTIP Units cannot be transferred by Participant other than in accordance with the terms and conditions set forth in the Plan, this Agreement and the Partnership Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. The Partnership has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available. If an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfied.
                     5.5 Public Trading. None of the Partnership’s securities is presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.
                     5.6 Tax Advice. The Partnership has made no warranties or representations to Participant with respect to the income tax consequences of the issuance of the LTIP Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the making of an election under Section 83(b) of the Code), and Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.
                6. Capital Account. Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the LTIP Units shall be equal to zero, unless Participant was a Partner in the Partnership prior to such issuance, in which case Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the LTIP Units.
                7. Section 83(b) Election. Participant covenants that he shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of Participant’s residence) with respect to the LTIP Units covered by the Award, and the Company hereby consents to the making of such election. In connection with such election, Participant and Participant’s spouse, if applicable, shall execute and deliver to the Company with this executed Agreement, a copy of such election. Participant represents that Participant has consulted any tax consultant(s) that Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. Participant acknowledges that it is Participant’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if Participant requests that the Company or any representative of the Company make such filing on Participant’s behalf. Participant is encouraged to consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
                8. Covenants. Participant hereby covenants that so long as Participant holds any LTIP Units, at the request of the Partnership, Participant shall disclose to the Partnership in writing such information relating to Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
                9. Taxes. The Partnership and Participant intend that (i) the LTIP Units be treated as a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, as clarified by Internal Revenue Service Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or Participant as provided in such revenue procedures, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership will cause the “Gross Asset Value” (as defined in the Partnership Agreement) of all Partnership assets to be adjusted to equal their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the Partners, in each case as set forth in the Partnership Agreement and based upon a fair market value equal to the trading price of the Common Stock at the time of such adjustment. The Partnership may withhold from Participant’s wages, or require Participant to pay to the Partnership, any applicable withholding or employment taxes resulting from the issuance of Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the LTIP Units.
                10. Remedies. Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. Participant will not urge as a defense that there is an adequate remedy at law.
                11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law.

                12. Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 5 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.
                13. Unit Certificate Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or legends substantially similar thereto:
               “The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act.”
               “The securities represented hereby are subject to forfeiture and transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Younan Properties, Inc. 2010 Incentive Award Plan and (iii) the Amended and Restated Agreement of Limited Partnership of Younan Properties, L.P., dated as of _____________, 2010, in each case, as may be amended from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”
                14. Restrictions on Public Sale by Participant. To the extent not inconsistent with applicable law, Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and during the 90-day period beginning on, the effective date of a registration statement filed by the Partnership or the Company (except as part of such registration), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing underwriter or underwriters and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public offering (such agreement to be in the form of lock-up agreement provided by the managing underwriter or underwriters).
                15. Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of LTIP Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
                16. Code Section 409A. Neither the Award nor the LTIP Units are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Award or the LTIP Units may be subject to Section 409A, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate either for the Award and the LTIP Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding the foregoing, the Company shall have no obligation to adopt any such amendment or take any such other action, and nothing contained in this Section 16 shall create any such obligation.
                17. Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.
                18. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Partnership.
                19. Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed by Participant and a duly authorized representative of the Company. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
                20. Invalidity. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                21. Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
[SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

YOUNAN PROPERTIES, L.P., a Maryland limited partnership

By:
Name:
Title:

PARTICIPANT:

(Sign Name)

(Print Name)
     Participant’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the LTIP Units.

Participant’s Spouse:

(Sign Name)

(Sign Name)

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